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Exhibit 21.1

List of Subsidiaries

Arab American Express Company Ltd., a Jordanian company, 100% owned.

Secretarial and Business Services Co. (Aramex) L.L.C., organized under laws of Dubai, 100% owned.

Arabian Express Courier, a subsidiary of Al Khalidia International Group of Companies, organized under the laws of Abu Dhabi, 100% owned.

Almana Trading Company, organized under the laws of Qatar, 100% owned.

Yusuf Bin Ahmed Kanoo W.L.L., organized under the laws of Bahrain, 100% owned.

Al-Awsat International Transport Company, Ltd., a Saudi Arabian company, 50% partnership interest.

Aramex International Courier France, a French company, 100% owned.

Aramex (U.K.) International Courier, Ltd., organized under the laws of the United Kingdom, 100% owned.

Aramex International Courier of VA., Inc., organized under the laws of the Commonwealth of Virginia, 100% owned.

Aramex International Courier, Ltd., organized under the laws of New York, 100% owned.

Global Venture Group for Trading, organized under the laws of Kuwait, 100% owned.

Aramex (Hellas) International S.A., a Greek company, 100% owned.

Aramex International Limited, Israel, organized under the laws of Israel, 100% owned.

Ramallah Modern International Express Transport Co., organized under the laws of the Palestinian Authority, 51% partnership interest.

Aramex International Limited, a Hong Kong company, 100% owned.

Middle East Direct Marketing Services Holding Limited, organized under the laws of the Isle of Jersey, 80% equity ownership interest.

Fallouh for Trade and Express Shipping, organized under the laws of Syria, 60% partnership interest.

Aramex International Courier Inc.-Canada, organized under the laws of Canada, 19.5% partnership interest.

Aramex SARL, organized under the laws of Lebanon, 50% partnership interest.

Arab American Express Company, organized under the laws of Lebanon, 50% partnership interest.

Aramex International Ltd./Ariha organized under the laws of the Palestinian Authority, 100% owned.

Arab American Clearance & Transport Company, a Jordanian company, 90% partnership interest.

Aramex International Egypt, organized under the laws of Egypt, 100% owned.

Aramex Int'l Hava Kargo Ve Kurye A.S., organized under the laws of Turkey, 50% partnership interest.

Intercontinental Express Ltd., organized under the laws of Bangladesh, 50% partnership interest.

Aramex Couriers India Private Ltd., organized under the laws of India, 50% partnership interest.

Aramex-Airborne Freight Corporation Lanka (Pvt) Ltd., organized under the laws of Sri Lanka, 50% partnership interest.

Aramex-Airborne Lanka Private Ltd., organized under the laws of Sri Lanka, 50% partnership interest.

Aramex Cyprus Ltd., organized under the laws of Cyprus, 100% owned.

Safricour Company, organized under the laws of Morocco, 70% partnership interest.

Arab Express Services, organized under the laws of Jordan, 83.5% owned.